Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)          Registration Statement (Form S-8 No. 333-125804) of G-III Apparel Group, Ltd.,

(2)          Registration Statement (Form S-8 No. 333-143974) of G-III Apparel Group, Ltd.,

(3)          Registration Statement (Form S-8 No. 333-160056) of G-III Apparel Group, Ltd.,

(4)          Registration Statement (Form S-8 No. 333-205602) of G-III Apparel Group, Ltd.,

(5)Registration Statement (Form S-8 No. 333-232338) of G-III Apparel Group, Ltd.

(6)Registration Statement (Form S-8 No. 333-257255) of G-III Apparel Group, Ltd., and

(7)Registration Statement (Form S-8 No. 333-265735) of G-III Apparel Group, Ltd.

of our reports dated March 27, 2023, with respect to the consolidated financial statements and schedule of G-III Apparel Group, Ltd. and subsidiaries and the effectiveness of internal control over financial reporting of G-III Apparel Group, Ltd. and subsidiaries included in this Annual Report (Form 10-K) of G-III Apparel Group, Ltd. and subsidiaries for the year ended January 31, 2023.

/s/ Ernst & Young LLP

New York, New York
March 27, 2023